Exhibit 10.1

AGREEMENT FOR GRANT OF NSR PRODUCTION ROYALTY

This Agreement for Grant of NSR Production Royalty (herein “Agreement”) is made effective this 22nd day of December, 2011 by and among:

Spartan Gold Ltd., a company incorporated under the laws of the State of Nevada, with an address of 13951 N. Scottsdale Road, Suite 233, Scottsdale, Arizona 85254 (hereinafter “Spartan”); and

Sphere Resources Inc., a company existing under the laws of the Yukon, Canada, with an address of 204 Black Street, Suite 300, Whitehorse, Yukon, Canada Y1A 2M9 (hereinafter “Sphere”); and

Mexivada Mining Corporation, a company incorporated under the laws of the State of Nevada, with an address of 491 4th Street, Elko, Nevada 89801 (hereinafter “Mexivada”).

Spartan, Sphere and Mexivada are herein referred to as the “Parties.”

WHEREAS:

The Parties entered into an Option and Mining Claim Acquisition Agreement executed and effective December 20, 2010 whereby Spartan was granted an exclusive option to acquire a majority interest in certain mining claims owned by Mexivada in Elko County, Nevada, known as the Poker Flats Property (herein the “Poker Flats Option Agreement”), and upon exercise of the option, Sphere was to be granted one-half of Spartan’s interest in the Poker Flats Property under the terms of a joint venture agreement to be entered into by Spartan and Sphere, all as more fully set forth in the Poker Flats Option Agreement; and

The Poker Flats Option Agreement was amended by Amendment to Option and Mining Claim Acquisition Agreement (herein “Amendment to Poker Flats Option Agreement”) executed and effective among the Parties as of March 28, 2011, whereby Spartan was granted the sole and exclusive right and option to acquire an undivided seventy five percent (75%) interest in the Poker Flats Property under the terms and conditions set forth in the Amendment to Poker Flats Option Agreement; and

The Parties entered into an Option and Mining Claim Acquisition Agreement executed and effective as of December 27, 2010 whereby Spartan was granted an exclusive option to acquire a majority interest in and to certain mining claims owned by Mexivada in Nye County, Nevada, known as the Ziggurat Property (herein the “Ziggurat Option Agreement”), and upon exercise of the option, Sphere was to be granted one-half of Spartan’s interest in the Ziggurat Property upon Spartan's exercise to control a 70% interest in the property, under the terms of a joint venture agreement to be entered into by Spartan and Sphere, all as more fully set forth in the Ziggurat Option Agreement; and

The Ziggurat Option Agreement was amended by Amendment to Option and Mining Claim Acquisition Agreement (herein “Amendment to Ziggurat Option Agreement”) executed and effective among the Parties as of March 28, 2011, whereby Spartan was granted the sole and exclusive right and option to acquire an undivided  seventy five percent (75%) interest in the Ziggurat Property under the terms and conditions set forth in the Amendment to Ziggurat Option Agreement; and

The Parties desire to further set forth and memorialize provisions in the Amendment to Poker Flats Option Agreement and the Amendment to Ziggurat Option Agreement that grant a net smelter returns production royalty by Spartan to Sphere and Mexivada on the mineral products that are produced from the Poker Flats Property and the Ziggurat Property if and when there is production from these properties.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Spartan grants, conveys and assigns to Sphere a two percent (2%) Net Smelter Returns (NSR) Production Royalty, to be calculated in the same manner as the “Net Smelter Returns Production Royalty” defined in the Poker Flats Option Agreement, on its share of mineral production from the Poker Flats Property if and when there is production from the Poker Flats Property. This 2% NSR Production Royalty granted by Spartan to Sphere on Spartan's share of production from the Poker Flats Property is in addition to the three percent (3%) NSR Production Royalty retained by the owner of the mining claims leased to Mexivada and Area of Interest defined therein, subject to the Poker Flats Option Agreement.

2. Spartan grants, conveys and assigns to Sphere a two and one-half percent (2.5%) NSR Production Royalty and grants, conveys and assigns to Mexivada a one-half of one percent (0.5%) NSR Production Royalty on Spartan's share of mineral production from the Ziggurat Property if and when there is production from the Ziggurat Property. It is the intent and understanding of the Parties that the terms NSR Production Royalty and the term Exploration Expenditures shall have the same meanings and applications to the  Ziggurat Property as those terms are defined and applied in the Poker Flats Option Agreement to the Poker Flats Property, notwithstanding any other verbal conversations between the Parties.

3.  If and when Spartan elects to sell and convey all or a portion of its interest in the Poker Flats Property, Spartan shall have the right to purchase up to one hundred percent (100%) of the two percent (2%) NSR Production Royalty granted, conveyed and assigned by Spartan to Sphere on its share of production from the Poker Flats Property, under terms to be agreed upon by Spartan and Sphere.

4. If and when Spartan elects to sell and convey all or a portion of its interest in the Poker Flats Property, Spartan shall have the right to purchase up to seventy five percent (75%) and Mexivada shall have the right to purchase up to twenty five percent (25%) of the three percent (3%) NSR Production Royalty on mineral production from the Poker Flats Property retained by the owner of the mining claims subject to the Poker Flats Option Agreement, for one million U.S. dollars (U.S. $1,000,000.00) per NSR Production Royalty percentage point.

5. If and when Spartan elects to sell and convey all or a portion of its interest in the Ziggurat Property, Spartan shall have the right to purchase up to one hundred percent (100%) of the two and one-half percent (2.5%) NSR Production Royalty granted, conveyed and assigned by Spartan to Sphere, under terms to be agreed upon by the Parties.

6. It is understood and agreed among the Parties that if Spartan fails or is unable to exercise the option to acquire the Poker Flats Property under the Poker Flats Option Agreement or the Ziggurat Property under the Ziggurat Option Agreement, or Spartan elects not to purchase the NSR Production Royalty granted, conveyed and assigned to Sphere, before selling and conveying Spartan’s interest in the Poker Flats Property or the Ziggurat Property to an independent third party, such NSR Production Royalty held by Sphere, applicable to mineral production from the particular property, will terminate and be of no further force or effect. This provision does not apply to the three percent (3%) NSR Production Royalty on mineral production from the Poker Flats Property retained by the owner of the mining claims subject to the Poker Flats Option Agreement, nor to the 0.5% NSR Production Royalty granted by Spartan to Mexivada herein.  If either Mexivada or Sphere is diluted down to a 3 percent venture interest in a joint venture between Mexivada and Sphere, such diluted interest held by Mexivada or Sphere shall be converted to a 2 percent NSR Production Royalty on the Poker Flats property and/or a 2.5% NSR Production Royalty on the Ziggurat property, assigned to the party that has been diluted downward, of which 1 percent of such NSR Production Royalty may be purchased at any time by the dilutor party for the sum of US one million dollars (US$1,000,000.00) per percentage point of NSR Production Royalty.

7. Sphere and Mexivada agree that they will not pursue acquisition of other mining properties or mining development opportunities within two (2) miles of the current boundary of the Poker Flats Property or within five (5) miles of the current boundary of the Ziggurat Property. It is agreed that Sphere and Mexivada may engage in acquisition of mining properties or mining development opportunities in other geographical areas should such opportunities arise.

If there is any conflict between the terms and conditions in (a) the Poker Flats Option Agreement, the Amendment to Poker Flats Option Agreement, the Ziggurat Option Agreement, and the Amendment to Ziggurat Option Agreement, and (b) this Agreement with respect to matters covered by this Agreement, the terms and conditions in this Agreement shall govern.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SPARTAN GOLD LTD.	MEXIVADA MINING CORPORATION

/s/ William H. Whitmore, Jr.	/s/ Richard R. Redfern
By: William H. Whitmore, Jr.	By: Richard R. Redfern,
President	President

SPHERE RESOURCES INC.

/s/ Malcolm L. Stevens
By: Malcolm L. Stevens,
Executive Chairman and President